EXHIBIT 10.2

AMENDMENT
to
MASTER EQUIPMENT LEASE
Dated as of November 5, 2007 (“LEASE”)
between
M&T CREDIT SERVICES, LLC (“LESSOR”)
and
PREMIER ONCOLOGY MANAGEMENT OF NASSAU, LLC (“LESSEE”)

Lessee hereby covenants and agrees that the Lease is hereby amended as follows:

1. A new section 9.A Conditions Precedent is added after section 9 to read as follows:

9.A. Affirmative and Financial Covenants.

(i)	At all times during the Term of the Lease, Lessee shall maintain operating account(s) at Manufacturers and Traders Trust Company (“M&T Bank”).

(ii)	The execution by Lessor of the Lease and any Schedule under the Lease is subject to an opening day balance sheet satisfactory to Lessor, in Lessor’s sole discretion.

(iii)	Lessee shall maintain a minimum Debt Service Coverage Ratio of 1.0:1.0, to be tested annually based on Lessee’s fiscal year end.

“Debt Service Coverage Ratio” shall be determined on a combined basis for Lessee and Premier Oncology of Nassau, P.C. as follows: the numerator of the ratio defined as the sum of net income, depreciation, amortization, interest expense and other non cash items, if any. The denominator of the ratio is defined as the sum of the current portion of long term debt at year-end and interest expenses of the current fiscal year. All defined terms used in this definition but not defined herein shall have the meaning ascribed to them in the GAAP. "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States

2. Section 21 of the Lease, Events of Default, is amended to include the following as an additional Event of Default: Failure by Lessee to maintain its operating account(s) at M&T Bank during the term of the Lease.

Except as specifically amended hereby, all of the terms and conditions set forth in the Lease are unaffected and remain in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AMENDMENT THIS 5th DAY OF November 2007.

LESSEE:	LESSOR:

PREMIER ONCOLOGY MANAGEMENT OF NASSAU, LLC	M&T CREDIT SERVICES, LLC

By: /s/ David R. Greenblatt David R. Greenblatt, M.D. Managing Member	By: /s/ Rosemarie Nucci Rosemarie Nucci Banking Officer